EXHIBIT 10.1

INTELLECTUAL PROPERTY SALE AGREEMENT

This Intellectual Property Sale Agreement (the “Agreement”) is made and effective on October 1st, 2016

BETWEEN:

Cosmos Holdings Inc. (the “Buyer”), a corporation organized and existing under the laws of the Nevada with its head office located at: 141 West Jackson Blvd., Suite 4236, Chicago, IL 60604, USA

AND: (the “Seller”)

Anastasios Tsekas, an individual who resides at Nedontos 117, TK 24100, Kalamata, Greece, holder of Greek ID: Λ959680

AND:

Olga Parthenea Georgatsou, who resides at Voutira 3-5, TK 17122, Nea Smirni Attikis, Greece, holder of Greek ID: AB792326

WHEREAS, Seller is the owner of certain Intellectual Property identified in detail in Schedule Α attached to this Agreement; and

WHEREAS, Buyer, wishes to irrevocably acquire the entire rights, title, and interest in the identified Intellectual Property and exploit such property.

NOW, the parties agree to be legally bound and agree as follows:

1. DEFINITIONS

“Pharmaceutical Formula” means the pharmaceutical formula that derives from a herb known to Seller and which is owned by Seller and sold to the Buyer. The formula is related to a possible prostate health improvement and cure including prostate gland enlargement, prostate infections, prostate cancer, and other urinary problems.

“Intellectual Property Rights” means all Patents, Trade Marks, Copyrights, Trade Secrets, and other intellectual property rights whether registered or not, owned by Seller and sold to the Buyer, relating to the Intellectual Property described in Schedule A.

“Documents” includes all information fixed in any tangible medium of expression in whatever form or format, and copies thereof.

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“Technical Information” means all know-how and related technical knowledge of the Seller, relating to the Intellectual Property described in Schedule A including, without limitation:

(a)	All trade secrets and other proprietary know-how, public information, non-proprietary know-how and invention disclosures;

(b)	Any information of a technical or business nature regardless of its form;

(c)	All documented research and developmental work;

(d)	All information that can be used to assist in the production of the pharmaceutical formula, including all procedures that can support the proper development of a pharmaceutical product;

(e)	All other patterns, plans, procedures, specifications, formulas, records, descriptions and all related know how concerning the pharmaceutical formula.

2. SALE AND ASSIGNMENT OF INTELLECTUAL PROPERTY

Seller hereby irrevocably sells and transfers to Buyer all rights, trade secrets, titles, and interests (including but not limited to, all registration rights, all rights to prepare derivative works, all goodwill and all other rights), in and to the Intellectual Property.

3. CONSIDERATION

In consideration for the sale of rights and assignment set forth in Article 2, Buyer shall pay Seller the sum of 2,000,000 SHARES OF THE BUYER payable in tranches according to the following table:

500,000 shares will be paid to Seller within 30 days from the successful conclusion of Preclinical Trials;

500,000 shares will be paid to Seller within 30 days from the successful conclusion of Phase I;

500,000 shares will be paid to Seller within 30 days from the successful conclusion of Phase II;

500,000 shares will be paid to Seller within 30 days from the successful conclusion of Phase III;

Each payment will be equally distributed to the two parties of the Seller, meaning that each of the two Sellers receives 250,000 shares every time a payment is made.

In case that the results from the Clinical Trials and after any Phase are not considered by Buyer to be positive and successful then the Buyer has the right to stop the R&D of the formula and stop any additional payments to the Seller.

In case that the Buyer decides to sell the pharmaceutical formula and all related R&D procedures, then the Buyer will be obliged to pay the Seller all shares that Seller would have received as if the research had successfully completed Phase III, meaning all shares left until the amount of 2,000,000 shares.

In addition, Mr. Anastasios Tsekas will be receiving €1,500 (one thousand five hundred) euro per month until the month that he will receive his first payment of shares after the successful conclusion of the Preclinical Trials.

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4. REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer:

a)	Seller has the right, power and authority to enter into this Agreement;

b)	Seller is the exclusive owner of all rights, titles and interests of the Pharmaceutical Formula which is free of any security interests, charge or encumbrance;

c)	The Intellectual Property does not infringe the rights of any person or entity;

d)	There are no claims, pending or threatened, with respect to Seller’s rights in the Intellectual Property;

e)	This Agreement is valid, binding and enforceable in accordance with its terms;

f)	Seller is not subject to any agreement, judgement or order inconsistent with the terms of this Agreement.

5. CONFIDENTIALITY

The seller agrees to maintain strictly confidential all proprietary information including the herb names, formula and compound, chemical identity or structure, know how, trade secret, processes, methods, and all other related information concerning the rights he is selling in this Agreement. The seller is liable for any breach of this Agreement and agrees to take any and all necessary actions in order to prevent any such breach.

6. CONFLICT OF INTEREST

The seller warrants that, at the date of entering into this Agreement, no conflict of interest exist or is likely to arise in the performance of its obligations under this Agreement. If during the term of this Agreement, a conflict or risk of conflict arises, the seller shall immediately notify the buyer in writing of that conflict or risk of conflict.

7. ENTIRE AGREEMENT

This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

8. AMENDMENT

This Agreement may be amended only by a writing signed by all parties.

9. SEVERABILITY

If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

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10. NO WAIVER

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

11. AGREEMENT TO PERFORM NECESSARY ACTS

Buyer agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement. Buyer is allowed to publish and file any necessary filings of this Agreement.

12. REPRESENTATION ON AUTHORITY OF PARTIES/SIGNATORIES

Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party’s obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

13. HEADINGS

The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.

14. GOVERNING LAW

This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of Greece.

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IN WITNESS WHEREOF, the parties have executed this Agreement on October 1st, 2016, in Athens, Greece with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

BUYER

__________________________________

Grigorios Siokas, CEO

SELLER

__________________________________

Anastasios Tsekas

__________________________________

Olga Parthenea Georgatsou

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SCHEDULE A

THE PRODUCTS

Seller sells all rights of the Pharmaceutical Formula called “ProCure” that derives from a herb.

Seller delivers today to the Buyer a compound along with a document that specifies the name of the herb that the Pharmaceutical Formula derives along with the related formula and compound, chemical identity and structure, know how, trade secret, methods and the procedures to produce a specified quantity of “ProCure” that the Seller believes is able to improve the prostate health and even possibly cure a prostate gland enlargement, infection, cancer, and other urinary problems.

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